K.P. CHENG & CO.
Certified Public Accountants
鄭錦波會計師事務所

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Pingdingshan Pinglin Expressway Co., Ltd

We consent to the inclusion in Form 8-K of Learning Quest Technologies, Inc. pertaining to the Share Exchange Agreement with Color Man Holdings Ltd. of our report dated November 14, 2007, relating to the financial statements of Pingdingshan Pinglin Expressway Co., Ltd as of and for the years ended June 30, 2007 and 2006.

KP Cheng & Co

K.P. Cheng & Co.
Certified Public Accountants

Hong Kong
February 8, 2008

Hong Kong Office:
Room 2707, 27/F., Shui On Centre, 6-8 Harbour Road, Wanchai, Hong Kong, P.R.C.
中 國 香 港 港 灣 道 6-8 號 瑞 安 中 心 27 樓 2707 室
Tel : (852) 2780 7231 Fax : (852) 2780 8717
http://www.kpccpa.com.hk

Shanghai Office:
Suite 1607, 16/F., Cloud Nine Plaza, 1118 Yan An Xi Road, Shanghai, P.R.C.
中 國 上 海 市 延 安 西 路 1118 號 龍 之 夢 麗 晶 大 廈 16 樓 1607 室
Tel: (86) 21 5230 0981 / 5230 0982 Fax: (86) 21 6391 7697
http://:www.kpccpa.com.cn

HONG KONG 香港 BEIJING 北京 SHANGHAI 上海 CHONGQING 重慶